INTELLIGENT DECISION SYSTEMS, INC.








                                    FORM S-8
                             REGISTRATION STATEMENT









                                 Exhibit No. 5.1




               Consent and Legal Opinion of Snell & Wilmer L.L.P.







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                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001

                                January 22, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

   Re:   Intelligent Decision Systems, Inc. Consulting Agreement

Ladies and Gentlemen:

         We have acted as counsel to Intelligent Decision Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, relating to the registration of 1,950,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to that certain Consulting Agreement, dated September 30, 1996, by and among the Company, R. Wayne Fritzsche, Anthony Kamin, and James N. Lane (the "Agreement") and related Non-Statutory Stock Option Agreements (the "Option Agreements").

         In that connection, we have examined such documentation, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Certificate of Incorporation and Bylaws of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Shares, when issued and sold in accordance with the terms of the Agreement and the Option Agreements, will be validly issued, fully paid, and nonassessable.

         This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Snell & Wilmer L.L.P

                                            SNELL & WILMER L.L.P.

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